EXHIBIT 10.22

AMENDMENT NUMBER THREE
to the
SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
dated as of January 29, 2016
among
BARCLAYS BANK PLC,
SUTTON FUNDING LLC
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER THREE (this “Amendment”) is made as of this 31st day of October, 2016, by and among Barclays Bank PLC (a “Purchaser” and “Agent”), Sutton Funding LLC (a “Purchaser”) and Nationstar Mortgage LLC (“Seller”), to that certain Second Amended and Restated Master Repurchase Agreement, dated as of January 29, 2016 (as amended by that certain Amendment Number One to the Second Amended and Restated Master Repurchase Agreement, dated as of June 24, 2016, Amendment Number Two to the Second Amended and Restated Master Repurchase Agreement, dated as of October 17, 2016, and as further restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Seller and Purchasers.
WHEREAS, Purchasers, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as the Effective Date, the Repurchase Agreement is hereby amended as follows:
(a)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Maturity Date” in its entirety and replacing it with the following:
“Maturity Date” means October 30, 2017.
(b)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined terms “HCM,” “HCM Aggregate MRA Purchase Price” and “HCM MRA” in their entirety.
(c)    Section 2 of the Repurchase Agreement is hereby amended by inserting the following defined term in appropriate alphabetical order:

“Bail-In Action” means the exercise by the Bank of England (or any successor resolution authority) of any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period and together with any power to terminate and value transactions) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the European Banking Recovery and Resolution Directive as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which our obligations (or those of our affiliates) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of ours or any other person.

(c)    The Repurchase Agreement is hereby amended by adding the following as a new Section 38 of the Agreement in its proper numerical sequence:

38.    Contractual Recognition of Bail-in. Seller acknowledges and agrees that notwithstanding any other term of this Repurchase Agreement or any other agreement, arrangement or understanding with Purchasers, any of Purchasers’ liabilities, as the Bank of England (or any successor resolution authority) may determine, arising under or in connection with this Repurchase Agreement may be subject to Bail-In Action and Seller accepts to be bound by the effect of:

(a)    Any Bail-In Action in relation to such liability, including (without limitations):

(i)    a reduction, in full or in part, of any amount due in respect of any such liability;

(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, Seller; and

(iii)     a cancellation of any such liability; and

(b)    a variation of any term of this Repurchase Agreement to the extent necessary to give effect to Bail-In Action in relation to any such liability.

(d)    The Repurchase Agreement is amended to remove each reference to “other than HCM,” “and the HCM Aggregate MRA Purchase Price,” “HCM MRA, and any additional conforming changes to remove “HCM” from the Agreement.

(e)     Section 17 of the Repurchase agreement is hereby amended by deleting subsection 17(e) in its entirety and replacing it with the following.

(e)    Seller or any of its Affiliates or Subsidiaries shall (A) be in default under, or fail to perform as requested under, or shall otherwise breach, beyond any applicable cure period, the terms of any warehouse, credit, repurchase, line of credit, financing or other similar agreement relating to any Indebtedness between Seller or any of its Affiliates or Subsidiaries, on the one hand, and any Person, on the other, which default or failure entitles any party to require acceleration or prepayment of any Indebtedness thereunder; or (B) fail to satisfy, when due and beyond any applicable cure period, any payment obligation under any other material agreement between Seller or any of its Affiliates or Subsidiaries, on the one hand, and any Person, on the other (it being understood that for the purposes of this clause (B) an agreement is material if the payment obligations thereunder exceed $25,000,000 in the aggregate over the term of such agreement);

SECTION 2.Fees and Expenses. Seller agrees to pay to Purchasers all fees and out of pocket expenses incurred by Purchasers and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchasers and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement.
SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.
SECTION 4.Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Effective Date”) when Seller shall have paid or delivered, as applicable, to Purchasers all of the following fees, expenses, documents and instruments, each of which shall be in form and substance acceptable to Purchasers:
(a)    all accrued and unpaid fees and expenses owed to Purchasers in accordance with the Facility Documents, in each case, in immediately available funds, and without deduction, set-off or counterclaim;
(b)    a copy of this Amendment duly executed by each of the parties hereto;
(c)    a (i) copy of the Amendment Number Two to the Second Amended and Restated Pricing Side Letter to the Master Repurchase Agreement, dated as of the date hereof (the “Amendment No. 2”), (ii) the Amendment Number Three to the Pricing Side Letter to the Loan and Security Agreement, dated as of the date hereof, (iii) the Amendment Number Eight to the Pricing Side Letter to the Mortgage Loan Participation Purchase and Sale Agreement dated as of the date hereof, (iv) the Amendment Number Eleven to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of the date hereof, (v) the Amendment Number Six to the Loan and Security Agreement, dated as of the date hereof, and (vi) the Second Amended and Restated Acknowledgment Agreement, dated as of the date hereof, in each case duly executed by each of the parties thereto;
(d)    the first installment of the Renewal Fee (as defined in the Amendment No. 2); and
(e)    any other documents reasonably requested by Purchasers or Agent on or prior to the date hereof.
SECTION 5.Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.
SECTION 6.Representations. In order to induce Purchasers and Agent to execute and deliver this Amendment, Seller hereby represents to Purchasers and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.
SECTION 7.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).
SECTION 8.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
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IN WITNESS WHEREOF, Purchasers, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
BARCLAYS BANK PLC,
as Purchaser and Agent

By: /s/ Joseph O’Doherty__________________
Name: Joseph O’Doherty
Title: Managing Director

SUTTON FUNDING LLC,
as Purchaser

By: /s/ Ellen Kierman_____________________
Name: Ellen Kierman
Title: Vice President

NATIONSTAR MORTGAGE LLC,
as Seller

By: /s/ Jeffrey Neufeld____________________
Name: Jeffrey Neufeld
Title: Senior Vice President and Treasurer

IN WITNESS WHEREOF, Purchasers, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
BARCLAYS BANK PLC,
as Purchaser and Agent
By: /s/ Joseph O’Doherty__________________
Name: Joseph O’Doherty
Title: Managing Director
SUTTON FUNDING LLC,
as Purchaser
By: /s/ Ellen Kierman_____________________
Name: Ellen Kierman
Title: Vice President
NATIONSTAR MORTGAGE LLC,
as Seller
By: /s/ Jeffrey Neufeld____________________
Name: Jeffrey Neufeld
Title: Senior Vice President and Treasurer